UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2013

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f).	Determination of Cash Bonus Award for Fiscal Year 2013.

On November 7, 2013, the Compensation Committee of the Board of Directors of Park Electrochemical Corp. (the "Company") approved a cash bonus for the Company's executive officer identified below for the fiscal year ended March 3, 2013. Other compensation for fiscal year 2013 was previously reported by the Company in the Summary Compensation Table beginning on page 13 of the definitive proxy statement, dated June 21, 2013, for its 2013 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on June 21, 2013) (the "Proxy Statement"). As of the filing of the Proxy Statement, a cash bonus for the Company’s executive officer identified below had not been determined and, therefore, was omitted from the Summary Compensation Table included in the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus award for the named executive officer for fiscal year 2013 is set forth below.

	Fiscal Year 2013
Name and Principal Position	Salary	Bonus	Option Awards	Total

Brian E. Shore	$364,640	$40,000	$284,900	$689,540
Chairman of the Board,
President and Chief Executive Officer

As the Company has previously reported, the Company’s Chief Executive Officer has declined to accept the Compensation Committee’s offer of a bonus and a salary increase each year since the Company’s 2001 fiscal year, except for bonuses for the 2008 through 2012 fiscal years, which he donated in their entirety to charity. The Company’s Chief Executive Officer has stated that he intends to donate the 2013 fiscal year bonus to charity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: November 8, 2013	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President-Administration and Secretary